SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): January 27, 2004.

Intermagnetics General Corporation

(Exact Name of Registrant Specified in Charter)
New York	001-11344	14-1537454

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Old Niskayuna Road, P.O. Box 461,
Latham, New York	12110-0461

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 782-1122

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

On January 26, 2004, Intermagnetics General Corporation (“Intermagnetics”) announced it had completed its cash tender offer for Invivo Corporation (“Invivo”). When the tender offer expired at midnight on January 23, a preliminary count indicated 5,695,898 million shares had been tendered for $22 per share to Invivo Acquisition Corporation (“Purchaser”), a wholly owned subsidiary of Intermagnetics formed solely for the purpose of acquiring Invivo shares. As of the expiration of the tender offer, Purchaser owned 95.6% of the approximately 6 million Invivo shares outstanding. The merger (the “Merger”) of Purchaser with and into Invivo, became effective on January 27, 2004 (the “Effective Time”).

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

The financial statements required by this item will be filed by amendment to this Form 8-K on or before April 12, 2004.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Form 8-K on or prior to April 12, 2004.

(c)	Exhibits.

The following Exhibits are filed with this Form 8-K.

Exhibit No.	Description

99.1	Agreement and Plan of Merger among Intermagnetics General Corporation, Invivo Acquisition Corporation and Invivo Corporation, dated December 17, 2003 (incorporated by reference to Exhibit 99.2 of Form 8-K filed on December 18, 2003).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERMAGNETICS GENERAL CORPORATION

Date: February 10, 2004	By:	/s/ Michael K. Burke

Michael K. Burke
Executive Vice President
and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Agreement and Plan of Merger among Intermagnetics General Corporation, Invivo Acquisition Corporation and Invivo Corporation, dated December 17, 2003 (incorporated by reference to Exhibit 99.2 of Form 8-K filed on December 18, 2003).